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                                                                    EXHIBIT 99.1


                               WORLD ACCESS, INC.


           PROXY FOR THE WORLD ACCESS SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON _________, 2000


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF WORLD ACCESS


         The board of directors of World Access recommends that you vote FOR the following proposals:

[X] Please mark votes as in this example.

1. Approval of the adoption of an Agreement and Plan of Merger, dated as of February 11, 2000, as amended June 7, 2000, between World Access, STI Merger Co. (a wholly-owned subsidiary of World Access), and STAR Telecommunications, Inc., and the transactions contemplated thereby pursuant to which STAR Telecommunications, Inc. will merge into World Access.


           FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

2. Approval of the adoption of an Agreement and Plan of Merger dated as of February 11, 2000, as amended May 23, 2000, between World Access, WorldxChange Communications, Inc. f/k/a CTI Merger Co. (a wholly-owned subsidiary of World Access), and Communications TeleSystems International d/b/a WorldxChange Communications, and the transactions contemplated thereby pursuant to which Communications TeleSystems International d/b/a WorldxChange Communications will merge into World Access.


           FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

3. Approval of an amendment to Article IV of World Access' amended certificate of incorporation to increase the number of shares of common stock that World Access is authorized to issue from 150,000,000 shares to 290,000,000.


           FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

4. Approval of an amendment to Article IX of World Access' amended certificate of incorporation to increase the maximum number of authorized directors from 12 to 15.


           FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]


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5.       Approval of an amendment to Article 1X of World Access' amended certificate of incorporation to end the division of World Access' board of directors into three classes so that all directors will serve terms of one year and until their successors are duly elected and qualified or until their earlier resignation or removal.


           FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

6. Approval of an amendment to the World Access Directors' Warrant Incentive Plan to increase the number of warrants issuable under the Directors' Warrant Incentive Plan from 600,000 warrants to 1,200,000 warrants.


           FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

7. Approval of an amendment to the World Access Directors' Warrant Incentive Plan to modify the performance criteria of World Access common stock under the plan.


           FOR  [ ]                 AGAINST  [ ]               ABSTAIN  [ ]

8. To elect Stephen J. Clearman to the board of directors to serve (i) if the proposal referenced in number 5 is approved, for a term of one year and until his successor is duly elected and qualified or until his earlier resignation or removal or (ii) if the proposal referenced in number 5 is not approved, for a term of three years and until his successor is elected and qualified or until his earlier resignation or removal.


           FOR  [ ]                                            ABSTAIN  [ ]

9.       To elect John D. ("Jack") Phillips to the board of directors to serve
         (i) if the proposal referenced in number 5 is approved, for a term of one year and until his successor is duly elected and qualified or until his earlier resignation or removal or (ii) if the proposal referenced in number 5 is not approved, for a term of three years and until his successor is elected and qualified or until his earlier resignation or removal.


           FOR  [ ]                                            ABSTAIN  [ ]


         The undersigned appoints Bryan D. Yokley and W. Tod Chmar, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Special Meeting of Stockholders of World Access to be held on _________, 2000 at ______ __.m. local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the World Access Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the World Access Special Meeting and to appear and vote all the shares of World Access stock that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying joint proxy statement/prospectus and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the World Access Special Meeting.


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         UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED
"FOR" THE FOREGOING PROPOSALS.




                                        ----------------------------------------
                                        Signature



                                        ----------------------------------------
                                        Signature if jointly held


                                        Dated:
                                              ----------------------------------


                                        PLEASE DATE AND SIGN AS NAME APPEARS
                                        HEREON. WHEN SIGNING AS EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE, GUARDIAN OR
                                        ATTORNEY, PLEASE GIVE FULL TITLE AS
                                        SUCH. IF A CORPORATION, PLEASE SIGN IN
                                        FULL CORPORATE NAME BY PRESIDENT OR
                                        OTHER AUTHORIZED CORPORATE OFFICER. IF A
                                        PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                        NAME BY AUTHORIZED PERSON. JOINT OWNERS
                                        SHOULD EACH SIGN.